Exhibit 10.01

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is dated May 3, 2012 by and among WPCS International Incorporated, a Delaware corporation ("WPCS"), WPCS International – Suisun City, Inc., a California corporation (“WPCS Suisun City”),  WPCS International – Seattle, Inc., a Washington corporation (“WPCS Seattle”), WPCS International – Portland, Inc., an Oregon corporation (“WPCS Portland”), WPCS International – Hartford, Inc., a Connecticut corporation (“WPCS Hartford”), WPCS International – Lakewood, Inc., a New Jersey corporation (“WPCS Lakewood”), and WPCS International – Trenton, Inc., a New Jersey corporation (“WPCS Trenton,” and collectively with WPCS, WPCS Suisun City, WPCS Seattle, WPCS Portland, WPCS Hartford and WPCS Lakewood, the “Borrower”) and Sovereign Bank, N.A., a national banking association ("Lender").

BACKGROUND

A.           Pursuant to the terms of a certain Loan and Security Agreement dated January 27, 2012, by and among Borrower and Lender (as the same has been or may be supplemented, restated, superseded, amended or replaced from time to time, the “Loan Agreement”), Lender made available to Borrower, inter alia, a revolving line of credit not to exceed Twelve Million Dollars ($12,000,000) (the “Loan”). All capitalized terms used herein without further definition shall have the respective meaning set forth in the Loan Agreement and all other Loan Documents.

B.           The Loan is secured by, inter alia, continuing perfected security interests in the Collateral.

C.           Certain Events of Default have occurred as a result of Borrower’s failure to deliver (i) quarterly financial statements within fifty (50) days after the end of the fiscal quarter ending January 31, 2012, as required under Section 6.9(a)(ii) of the Loan Agreement and (ii) the Quarterly Compliance Certificate within fifty (50) days after the end of the fiscal quarter ending January 31, 2012, as required under Section 6.10 of the Loan Agreement (together, the “Existing Default”).

D.           Lender has been informed that a potential Material Adverse Effect has occurred as a result of the deterioration in Borrower’s financial results for the fiscal quarter ending January 31, 2012 (the “Potential Existing Default”).

E.           Borrower has requested that Lender waive the Existing Default and modify, in certain respects, the terms of the Loan Agreement, subject in all respects to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

1.           Waiver.  Upon the Effective Date (as defined below), Lender hereby waives the Existing Default.  Such waiver by the Lender of the Existing Default shall in no way be construed as an agreement to waive any other Default or Event of Default under the Loan Agreement that may have occurred prior to the date hereof other than the Existing Default, nor to waive any Default or Event of Default arising after the date hereof, in either case whether or not any such existing or future Default or Event of Default is of the same type and/or arises from the same or similar events or circumstances as the Existing Default (any such existing or future Default or Event of Default other than the Existing Default, an “Excluded Default”).  Lender reserves all of their rights and remedies under the Loan Agreement and the other Loan Documents, under applicable law and at equity as to any such Excluded Default which may exist and/or may hereafter occur.  Lender shall have no obligation to grant any waivers with respect to any such existing or future Excluded Default, and the granting of the waiver of the Existing Default under this Amendment shall not be construed as a course of conduct or dealing on the part of Lender that would obligate or create any duty on the part of Lender to waive any such Excluded Default.

2.           Amendments to Loan Agreement

a. Upon the Effective Date, Section 1.1 of the Loan Agreement shall be amended by deleting the definitions of “LIBOR Applicable Margin”, “LIBOR Based Rate”, “LIBOR Interest Period” and “LIBOR Rate” in their entirety.

b. Upon the Effective Date, Section 1.1 of the Loan Agreement shall be amended by adding new definitions of “First Amendment Effective Date”, “Permitted Accounts” and “Prime Rate” in the appropriate alphabetical sequence as follows:

First Amendment Effective Date - May 3, 2012.

Permitted Accounts - The following deposit accounts of Borrower permitted to be maintained at Bank of America, N.A. subject to the restrictions contained in Sections 7.11, 8.1(x) and 8.1(y) hereof: (i) account number 003830515238; (ii) account number 003830515199; (iii) account number 003830526191; (iv) account number 003832069960; (v) account number 004350023829; (vi) account number 003830515872; (vii) account number 383006518640; and (viii) account number 385000002794.

Prime Rate - The rate announced by Lender from time to time as its prime rate and is one of several interest rate bases used by Lender. Lender lends at rates both above and below Lender’s Prime Rate and Borrower acknowledges that Lender’s Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Lender.

c. Upon the Effective Date, Section 1.1 of the Loan Agreement shall be amended by deleting the definition of “Maximum Revolving Credit Amount” and replacing it in its entirety as follows:

Maximum Revolving Credit Amount – The sum of Six Million Five Hundred Thousand Dollars ($6,500,000).

d.           Upon the Effective Date, Section 2.5 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

2.5           Interest.  The unpaid principal balance of cash Advances under the Revolving Credit shall bear interest, subject to the terms hereof, at the per annum rate equal to the Prime Rate plus two percent (2%).  Interest on the Revolving Credit shall be payable monthly, in arrears, on the first day of each calendar month, beginning on the first day of the first full calendar month after the Closing Date.

e.           Upon the Effective Date, Section 6.21(a) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

a.	Reserved.

f.           Upon the Effective Date, Section 6.21(c) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

c.           Reserved.

g.           Upon the Effective Date, Section VII of the Loan Agreement will be amended by adding a new Section 7.11 at the end of Section VII as follows:

7.11           Permitted Accounts. – Subject to Borrower’s obligations pursuant to Sections 8.1(x) and 8.1(y) below, Borrower shall not permit any Permitted Account to have a balance in excess of $20,000 at any time.

h.           Upon the Effective Date, Section 8.1 of the Loan Agreement will be amended by adding new Sections 8.1(x) and 8.1(y) at the end of Section 8.1 as follows:

x.           Closure of Permitted Accounts - if Borrower shall fail to deliver evidence to Lender that all Permitted Accounts have been closed on or prior to the sixtieth (60th) day following the First Amendment Effective Date.

y.           Transfer of Funds in Permitted Accounts – subject to the Borrower’s obligations pursuant to Sections 7.11 and 8.1(x) above, if Borrower shall fail to cause all funds held in each Permitted Account to be transferred on a daily basis to a deposit account maintained with (and as determined by) Lender.

3.           Representations and Warranties.  Borrower warrants and represents to Lender that:

a.           Prior Representations. By execution of this Amendment, Borrower reconfirms all warranties and representations made to Lender under the Loan Agreement and the other Loan Documents respectively and restates such warranties and representations as of the date hereof, all of which shall be deemed continuing until all of the obligations due to Lender are indefeasibly paid and satisfied in full.

b.           Authorization. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of  any nature on any of the properties of the Borrower.

c.           Valid, Binding and Enforceable. This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

d.           No Default. No Default or Event of Default exists other than the Existing Default and the Potential Existing Default.

4.           Ratification of Loan Documents.  This Amendment is hereby incorporated into and made a part of the Loan Agreement and all other Loan Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect.  Any reference to the Loan Agreement and all other Loan Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan Agreement and all other Loan Documents respectively as amended by this Amendment.  As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement, Borrower hereby confirms its prior grant to Lender of a continuing first lien on and security interest in, upon and to all of Borrower's now owned or hereafter acquired, created or arising Collateral as described in Section 3 of the Loan Agreement.

5.           Confirmation of Indebtedness. Borrower confirms and acknowledges that as of the close of business on May 3, 2012 it was indebted to Lender under the Revolving Credit in the aggregate principal amount of $5,153,416.07 (including undrawn Letters of Credit), without any deduction, defense, setoff, claim or counterclaim, of any nature, plus all fees, costs and Expenses incurred to date in connection with the Loan Documents.

6.           Effectiveness Conditions.  This Amendment shall become effective upon the satisfaction of the following conditions (the “Effective Date”):

a.           Execution and delivery by Borrower of this Amendment to Lender;

b.           Payment by Borrower of a non-refundable amendment fee in the amount of $25,000; and
c.           Payment by Borrower of all of Lender’s Expenses.

7.           Governing Law.  THIS AMENDMENT, AND ALL MATERS ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.  THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

8.           Modification.   No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Lender.

9.           Duplicate Originals:  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  Signature by facsimile or PDF shall bind the parties hereto.

10.           Reservation of Rights.  Notwithstanding anything to the contrary contained herein, Lender hereby specifically reserves all rights and remedies available to it under the Loan Agreement, any of the other Loan Documents, applicable law and otherwise, as a result of any Default or Event of Default which may have occurred prior to the Effective Date, which may exist on the Effective Date or which may hereafter occur, including, without limitation, any Excluded Default and the Potential Existing Default (all such Defaults or Events of Default are collectively referred to herein as the “Designated Defaults”).  Without limiting the scope of the preceding sentence, Lender does not waive any Designated Defaults.  Any delay or failure by Lender in pursuing any rights or remedies as a result of any Designated Defaults shall not be deemed a waiver thereof or of any such rights or remedies.  The making of any loan or Advance, or the extension of any other credit by Lender to Borrower shall not constitute a waiver by Lender of any Designated Defaults or any other Default or Event of Default (whether or not Lender has knowledge thereof), or a waiver by Lender of any of its rights, whether under the Loan Agreement, any of the other Loan Documents, applicable law or otherwise, and all of such rights, and all other rights, powers and remedies are hereby expressly reserved.  The execution of this Amendment should not be construed to limit the right of Lender to act without any other or further notice to Borrower in accordance with the terms of the Loan Agreement, any of the other Loan Documents, or applicable law.  No Borrower is entitled to rely upon any verbal statements made or purported to have been made by or on behalf of Lender in connection with any alleged agreement by Lender to refrain from exercising any of the rights under the Loan Agreement, any of the other Loan Documents, or applicable law.

11.           Waiver of Jury Trial.  BORROWER AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR BY THE LOAN DOCUMENTS.

[SIGNATURES CONTAINED ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment the day and year first above written.

BORROWERS:                                                                     WPCS INTERNATIONAL INCORPORATED

By: /s/ JOSEPH A. HEATER
Name: Joseph A. Heater
Title: Chief Financial Officer

WPCS INTERNATIONAL – SUISUN CITY, INC.

By: /s/ JOSEPH A. HEATER
Name: Joseph A. Heater
Title: Chief Financial Officer

WPCS INTERNATIONAL – SEATTLE, INC.

By: /s/ JOSEPH A. HEATER
Name: Joseph A. Heater
Title: Chief Financial Officer

WPCS INTERNATIONAL – PORTLAND, INC.

By: /s/ JOSEPH A. HEATER
Name: Joseph A. Heater
Title: Chief Financial Officer

WPCS INTERNATIONAL – HARTFORD, INC.

By: /s/ JOSEPH A. HEATER
Name: Joseph A. Heater
Title: Chief Financial Officer

WPCS INTERNATIONAL – LAKEWOOD, INC.

By: /s/ JOSEPH A. HEATER
Name: Joseph A. Heater
Title: Chief Financial Officer

WPCS INTERNATIONAL – TRENTON, INC.

By: /s/ JOSEPH A. HEATER
Name: Joseph A. Heater
Title: Chief Financial Officer

[SIGNATURE PAGE (1 OF 1) TO FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT]

LENDER:                                                                               SOVEREIGN BANK, N.A.

By: /s/ ROBERT BUSHEY
Name: Robert Bushey
Title: Senior Vice President

[SIGNATURE PAGE (2 OF 2) TO FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT]